SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): November 19,
1998


            STRUCTURAL DYNAMICS RESEARCH CORPORATION
       (Exact name of Registrant as specified in its Charter)


    Ohio            0-16230               31-0733928
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


2000 Eastman Drive, Milford, Ohio             45150
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (513) 576-2400



                            N/A
  (Former name or former address, if changed since last report)
Item 2.   Acquisition or Disposition of Assets.

On October 14, 1998, the shareholders of Imageware Corp. ("Imageware") adopted an Agreement of Merger and Plan of Reorganization by and among Imageware, Structural Dynamics Research Corporation ("SDRC") and SDRC Acquisition Corporation, a Michigan corporation wholly-owned by SDRC (the "Imageware Merger Agreement"). Pursuant to the Imageware Merger Agreement, effective as of November 19, 1998, SDRC Acquisition Corporation merged with and into Imageware. At the effective date of the merger, the Imageware shareholders received, in the aggregate, $30,585,000 in cash in exchange for all of the shares of Imageware issued and outstanding on the effective date of the merger. Imageware is a developer of free form surface modeling and 3D inspection software tools for the automotive, aerospace and consumer products industries. SDRC intends to integrate Imageware's surfacing technologies into I-DEAS software, while improving its stand-alone capabilities and links to other CAD systems.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.
     Not required.

(b)  Proforma financial information.
     Not required.

(c)  Exhibits


Exhibit No.             Description

      1 Agreement of Merger and Plan of Reorganization dated as of October 14, 1998 by and among Imageware Corp.,
           Structural Dynamics Research Corporation, and
           SDRC Acquisition Corporation.


________________________

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                STRUCTURAL DYNAMICS
                                RESEARCH CORPORATION


Date: November 19, 1998         By: /s/Thomas F. Eberle
                                     Thomas F. Eberle
                                     Assistant Secretary